UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 26, 2018

Worldpay, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35462	26-4532998
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8500 Governor’s Hill Drive

Symmes Township, Ohio 45249

(Address of principal executive offices, including zip code)

(513) 900-5250

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

Worldpay UK Limited (“Worldpay UK”), a subsidiary of Worldpay, Inc. (“Worldpay”), and The Royal Bank of Scotland (“RBS”) have agreed to end their referral arrangement during 2019. Under the arrangement, RBS exclusively refers potential clients to Worldpay UK, and Worldpay UK sells Worldpay-branded merchant acquiring and related services to these referred clients. Following the conclusion of the arrangement, Worldpay UK will continue to own the merchant acquiring relationships for its existing portfolio of clients that were previously referred by RBS.

Worldpay expects this agreement to have an immaterial impact on its operational and financial results. Worldpay operates multiple direct and referral-based distribution channels within the United Kingdom (“U.K.”) as well as globally. During 2017, RBS provided referrals that generated approximately $4.8 million in annualized net revenue from new sales or approximately 0.1% of Worldpay’s annualized total company net revenue.

Worldpay expects its previously provided 2018 net revenue guidance to be unaffected by this announcement and for the impact on future revenue expectations to be similarly immaterial.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORLDPAY, INC.

Dated: October 26, 2018	By:	/s/ NELSON F. GREENE
	Name:	Nelson F. Greene
	Title:	Chief Legal Officer and Corporate Secretary

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